Exhibit 21
SUBSIDIARIES OF REGISTRANT

COMPANY	JURISDICTION / STATE OF INCORPORATION
Team, Inc.	Delaware
TISI Pipelines, Inc.	Delaware
TQ Acquisition, Inc.	Texas
Quest Integrity Group, LLC	Delaware
Quest Integrity CAN Ltd.	Canada
Quest Integrity NZL Limited	New Zealand
Quest Integrity MYS Sdn Bhd	Malaysia
Quest Integrity AUS Pty Limited	Australia
Quest Integrity EU Holdings B.V.	Netherlands
Quest Integrity NLD B.V.	Netherlands
Quest Integrity Saudi Arabia Co. LTD	Saudi Arabia
Quest Integrity Deutschland GmbH	Germany
Quest Integrity USA, LLC	Texas
Quest Integrity MEX S.A. de C.V.	Mexico
Team Industrial Services, Inc.	Texas
Global Ascent, LLC	California
TCI Services Holdings, LLC	Delaware
TCI Services, LLC	Oklahoma
Tank Consultants, LLC	Oklahoma
Tank Consultants Mechanical Services, LLC	Oklahoma
Team Industrial Services International, Inc.	Delaware
Team Mexico Holdings, LLC	Texas
Team Industrial Services Latin America, S. de R.L. de C.V.	Mexico
TISI Acquisition Inc.	Canada
TISI Canada Inc.	Canada
TISI VI, LLC	USVI
Team Industrial Services Asia Private Ltd.	Singapore
Team Industrial Services Trinidad, Ltd.	Trinidad, West Indies
T.I.S.I. Trinidad Limited	Trinidad, West Indies
Team Industrial Services Europe B.V.	Netherlands
Team Industrial Services Netherlands B.V.	Netherlands
Teaminc Europe B.V.	Netherlands
Team Industrial Services Belgium BVBA	Belgium
Team Industrial Services (UK) Limited	United Kingdom
Team Valve Repair Services B.V.	Netherlands
Team Industrial Services Deutschland GmbH	Germany
Team Industrial Services Malaysia Sdn Bhd	Malaysia
Team Industrial Services (UK) Holding Limited	United Kingdom
Team Valve and Rotating Services Limited	United Kingdom
TISI do Brasil-Servicos Industriais Ltda.	Brazil
DK Valve & Supply, LLC	California
Team Technical School, LLC	Texas
Rocket Acquisition, LLC	Delaware
Team Qualspec, LLC	Delaware
Qualspec LLC	Delaware

COMPANY	JURISDICTION / STATE OF INCORPORATION
Quantapoint, LLC	Delaware
A&M Beheer, B.V.	Netherlands
Turbinate International, B.V.	Netherlands
RETESO International, B.V.	Netherlands
Quality Inspection Services BV	Netherlands
Quality Inspection Services BVBA	Belgium
Threshold Inspection & Application Training Europe BV	Netherlands
Furmanite, LLC	Delaware
Xanser Services LLC	Delaware
Furmanite Germany, LLC	Delaware
Furmanite GmBH	Germany
Furmanite Worldwide, LLC	Delaware
Xtria LLC	Delaware
Kaneb Financial, LLC	Delaware
Aggressive Equipment Leasing Company	Delaware
Xanser Investment, LLC	Delaware
Furmanite Offshore Services, Inc.	Delaware
Self Leveling Machines, LLC	Texas
Furmanite International Finance Limited	United Kingdom
Furmanite America, LLC	Virginia
Advanced Integrity Solutions, LLC	Texas
Furmanite Canada Corp.	Canada
Furmanite Louisiana LLC	Delaware
Furmanite Arub II, N.V.	Aruba
Furmanite B.V.	Netherlands
Furmanite GSG BVBA	Belgium
Furmanite AB	Sweden
Furmanite A/S	Denmark
Furmanite Limited	United Kingdom
Furmanite 1986	United Kingdom
Furmanite GSG Limited	United Kingdom
TeamFurmanite Ltd.	United Kingdom
Furmanite West Africa Ltd.	Nigeria
Furmanite Middle East SPC	Bahrain
Aggressive Equipment Company Ltd.	United Kingdom
Furmanite Kazakhstan LLP	Kazakhstan
Furmanite SAS	France
Furmanite AS	Norway
Furmanite Malaysia LLC	Delaware
Furmanite Australia Pty. Ltd.	Australia
Furmanite Holding B.V.	Netherlands
Furmanite NZ Limited	New Zealand
Furmanite Mechanical Technology Services Co., Ltd.	China
Furmanite Singapore PTE Ltd.	Singapore